EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unity Bancorp, Inc.:

We consent to incorporation by reference in the registration statement Nos. 333-134360, 333-64612, 333-64614, 333-20687,
333-105045, and 333-121409 on Form S-8, of Unity Bancorp, Inc. (the Company), of our report dated March 15, 2007, relating to the consolidated balance sheet of Unity Bancorp, Inc. and subsidiaries as of December 31, 2006, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2006, which report is incorporated by reference in the December 31, 2007 Annual Report on Form 10-K of Unity Bancorp, Inc.

Our report referred to the Company’s adoption of SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” on January 1, 2006.

KPMG LLP

Short Hills, New Jersey

March 20, 2008